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                                                                     EXHIBIT 1

         THE SECURITIES TO WHICH THIS AGREEMENT RELATES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES LAWS ("STATE LAWS") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED UNLESS THE OFFER AND SALE IS REGISTERED UNDER THE SECURITIES ACT OR THE ISSUER RECEIVES AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT THE OFFER AND SALE IS EXEMPT FROM SECURITIES ACT REGISTRATION.

                         SUBSCRIPTION AGREEMENT (UNITS)

         This agreement is made and entered into as of the 13th day of August, 1999, by and between MGPX Ventures, Inc. (the "Issuer") and the undersigned (the "Purchaser").

         1. SUBSCRIPTION FOR AND AGREEMENT TO PURCHASE UNITS. On the terms and subject to the conditions set forth in this agreement, the Purchaser hereby subscribes for and irrevocably agrees to purchase from the Issuer that number of units which is set forth on the signature page of this agreement (the "Units") at the purchase price of $0.11 per unit (the "Purchase Price"), payable by wire transfer to the account of the Issuer. Of the $0.11 Purchase Price per Unit, $0.01 shall be allocable to the purchase of the Warrant. Each Unit shall consist of one share of the Issuer's common stock (each a "Share" and collectively the "Shares") and one non-transferable, detachable common stock purchase warrant (each a "Warrant" and collectively the "Warrants"). Each Warrant shall entitle the holder to purchase one additional share of the Issuer's common stock (each a "Warrant Share" and collectively the "Warrant Shares") at an exercise price of $1.00 per share for a term of five years from the date of issuance. The Warrants will not be exercisable immediately, but will become exercisable when the Issuer files a certificate of amendment of its articles of incorporation with the Nevada Secretary of State certifying that the Issuer's board of directors and stockholders have approved an increase in the number of authorized shares of the Issuer's common stock of at least 2,460,000 shares.

         2. ACCEPTANCE OF SUBSCRIPTION. The Issuer shall, in its sole discretion, determine whether to accept the Purchaser's subscription for the Units. In no event will the Issuer accept the subscription unless the Issuer is satisfied that its offer and sale of the Units to the Purchaser is exempt from registration requirements under the Securities Act and is exempt from registration or qualification requirements of applicable State Laws. The Issuer shall notify the Purchaser promptly of its decision whether or not to accept the Purchaser's subscription. If the Issuer accepts the subscription, it shall provide the Purchaser with wire transfer instructions for delivery to the Issuer's account of the Purchase Price for the Units.

         3. WIRE TRANSFER OF PAYMENT FOR AND DELIVERY OF THE UNITS. Promptly after the Purchaser has wired the total purchase price for the Units to the Issuer's account as instructed, the Issuer shall issue and deliver certificates representing the Shares and the Warrants in the name and to the address specified by the Purchaser in the registration and delivery instructions on the signature page of this agreement.

         4. PURCHASER'S REPRESENTATIONS AND WARRANTIES. The Purchaser hereby represents and warrants to the Issuer that:

                  4.1 INVESTMENT INTENT. The Purchaser is acquiring the Units solely for the Purchaser's own account for investment purposes, and not with a view to, or for offer or sale in connection with, any distribution of the Units in violation of the Securities Act.

                  4.2 ACCESS TO INFORMATION. The Purchaser has received a copy of the Issuer's annual report on Form 10-KSB for the year ended June 30, 1999 (the "Annual Report") and has reviewed it carefully, including the risk factors set forth under the heading, "Management's Discussion and Analysis or Plan of Operation--Risk Factors." If desired, the Purchaser has also sought and obtained from management of the Issuer such additional information concerning the business, management and financial affairs of the Issuer as the Purchaser has deemed necessary or appropriate in evaluating an investment in the Issuer and determining whether or not to purchase the Units.

                  4.3 ACCREDITED INVESTOR. By completing the Accredited Investor Certification attached as Exhibit A, the Purchaser represents and warrants that it is an accredited investor, as defined by Rule 501(a) of Regulation D under the Securities Act.



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                  4.4 PREEXISTING RELATIONSHIP; KNOWLEDGE AND EXPERIENCE. The
Purchaser has a preexisting personal and/or business relationship with the Issuer and certain of its officers, directors and/or controlling persons, is experienced in evaluating and investing in the securities of businesses in the development stage, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Units and of protecting its interests in connection with an acquisition of the Units.

                  4.5 SUITABILITY. The Purchaser has carefully considered, and has, to the extent the Purchaser deems it necessary, discussed with the Purchaser's own professional legal, tax and financial advisers the suitability of an investment in the Units for the Purchaser's particular tax and financial situation, and the Purchaser has determined that the Units are a suitable investment for the Purchaser.

                  4.6 ILLIQUIDITY; ABILITY TO BEAR RISK OF LOSS. The Purchaser has no need for liquidity in its investment in the Units, is financially able to hold the Units subject to restrictions on transfer for an indefinite period of time, and is capable of bearing the economic risk of losing up to the entire amount of its investment in the Units.

                  4.7 PRIVATE OFFERING. The offer of the Units was directly communicated to the Purchaser by the Issuer. At no time was the Purchaser presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such directly communicated offer.

                  4.8 TRUTH AND ACCURACY. All representations and warranties made by the Purchaser in this agreement are true and accurate as of the date hereof and shall be true and accurate as of the date the Issuer issues the Units. If at any time prior to the issuance of the Units any representation or warranty shall not be true and accurate in any respect, the Purchaser shall so notify the Issuer.

                  4.9 AUTHORITY. If the Purchaser is an entity, the individual executing and delivering this agreement on behalf of the Purchaser has been duly authorized to execute and deliver this agreement on behalf of the Purchaser, the signature of such individual is binding upon the Purchaser, the Purchaser is duly organized and subsisting under the laws of the jurisdiction in which is was organized, and the Purchaser was not formed for the specific purpose of acquiring the Units.

                  4.10 NO VIOLATION. The execution and delivery of this agreement and the consummation of the transactions or performance of the obligations contemplated by this agreement do not and will not violate any term of the Purchaser's organizational documents (if the Purchaser is an entity) and will not result in a breach of any term of, or constitute a default under, any statute, indenture, mortgage, other agreement or instrument to which the Purchaser is a party or by which it is bound, or any order, writ, judgment or decree.

                  4.11 ENFORCEABILITY. The Purchaser has duly executed and delivered this agreement and (subject to its execution by the Issuer) it constitutes a valid and binding agreement of the Purchaser enforceable in accordance with its terms against the Purchaser, except as such enforceability may be limited by principles of public policy, and subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

                  4.12 RELIANCE ON OWN ADVISERS. In connection with the Purchaser's investment in the Units, the Purchaser has not relied upon the Issuer or its advisers for legal or tax advice, and has, if desired, in all cases sought the advice of the Purchaser's own legal counsel and tax advisers.

                  4.13 SCOPE OF BUSINESS. The Purchaser has been advised and understands that the Issuer will be exposed to numerous investment opportunities in all areas of the oil and gas industry and may therefore pursue various types of opportunities, even if they do not fit within the primary focus of the Issuer's current business plan. For example, such opportunities could include investments both onshore and offshore the United States and also international investments. Potential opportunities could also include such things as downstream investments in oil and gas service companies, pipelines, and gas processing and gas storage facilities.

         5. ISSUER'S REPRESENTATIONS AND WARRANTIES. The Issuer hereby represents and warrants to the Purchaser that:


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                  5.1 AUTHORITY. The individual executing and delivering this agreement on behalf of the Issuer has been duly authorized to execute and deliver this agreement on behalf of the Issuer, the signature of such individual is binding upon the Issuer, and the Issuer is duly organized and subsisting under the laws of the jurisdiction in which it was organized.

                  5.2 ENFORCEABILITY. The Issuer has duly executed and delivered this agreement and (subject to its execution by the Purchaser) it constitutes a valid and binding agreement of the Issuer enforceable in accordance with its terms against the Issuer, except as such enforceability may be limited by principles of public policy, and subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

                  5.3      CAPITALIZATION.

                              (a)       The Issuer has no outstanding capital
stock other than common stock and Series B preferred stock as of the date of this agreement. The Issuer is authorized to issue 12,375,000 shares of common stock, of which 1,509,865 shares are issued and outstanding, and 125,000 shares of preferred stock, of which 50,000 shares have been designated as Series B preferred stock and 16,792 shares are issued and outstanding until their automatic conversion into a total of 503,760 shares of common stock on August 16, 1999. All of the outstanding shares of common stock of the Issuer have been duly and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights. The Shares have been duly authorized and, when issued and delivered to the Purchaser against payment therefor as provided by this agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

                              (b)       To the Issuer's knowledge, the legal
and beneficial ownership of the common and preferred stock of the Issuer is as set forth in the Annual Report. Except as set forth in the Annual Report, the Issuer is not a party to or otherwise bound by any agreement, arrangement or understanding relating to the issuance, sale or transfer of any securities of the Issuer (including, without limitation, as relates to options, warrants, or similar rights).

                  5.4 NO CONFLICTS. The issuance and sale of the Units to the Purchaser as contemplated hereby will not violate or conflict with the Issuer's Articles of Incorporation or By-laws or any agreements to which the Issuer is a party or by which it is otherwise bound or, to the Issuer's knowledge, any statute, rule or regulation (federal, state, local or foreign) to which it is subject.

                  5.5 SEC DOCUMENTS. The Issuer has provided the Annual Report to the Purchaser. As of the date hereof, the Annual Report does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Issuer included in the Annual Report have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the financial position of the Issuer as of the dates thereof and the results of its operations and cash flows for the periods then ended. The Issuer has included in the Annual Report all material agreements, contracts and other documents that it reasonably believes are required to be filed as exhibits to the Annual Report.

         6.       RESTRICTIONS ON TRANSFER.

                  6.1 RESALE RESTRICTIONS. The Purchaser understands that the offer and sale of the Units to the Purchaser has not been registered under the Securities Act or under any State Laws. The Purchaser agrees not to offer, sell or otherwise transfer the Shares, or any interest in the Shares, unless (i) the offer and sale is registered under the Securities Act, (ii) the Shares may be sold in accordance with the applicable requirements and limitations of Rule 144 under the Securities Act and any applicable State Laws and, if the Issuer so requests, the Purchaser delivers to the Issuer an opinion of counsel to such effect, or (iii) the Purchaser delivers to the Issuer an opinion of counsel reasonably satisfactory to the Issuer that the offer and sale is otherwise exempt from Securities Act registration.

                  6.2 RESTRICTIVE LEGEND. The Purchaser understands and agrees that a legend in substantially the following form will be placed on the certificate representing the Shares:


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         "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED
         UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED UNLESS (i) THE OFFER AND SALE IS REGISTERED UNDER THE SECURITIES ACT, OR (ii) THE OFFER AND SALE IS EXEMPT FROM SECURITIES ACT REGISTRATION AND THE TERMS OF SECTION 6.1 OF THE SUBSCRIPTION AGREEMENT PURSUANT TO WHICH THE SECURITIES WERE ORIGINALLY PURCHASED HAVE BEEN COMPLIED WITH. (A COPY OF THE SUBSCRIPTION AGREEMENT IS ON FILE AT THE CORPORATE OFFICE OF THE ISSUER.)"

                  6.3 NO REGISTRATION; ILLIQUID INVESTMENT. The Issuer is under no obligation and has no intention of registering any resale of the Shares or the Warrant Shares by the Purchaser; however, if in the future the Issuer should elect to include in a Securities Act registration statement any of the other securities sold by the Issuer in the same offering in which the Issuer is selling the Units to the Purchaser, then the Issuer will also include the Purchaser's Shares and Warrant Shares in that registration statement. The Purchaser acknowledges that it must bear the economic risk of its investment in the Units for an indefinite period of time, until such time, if ever, that an exemption from registration is available. The Purchaser acknowledges that the soonest that the Rule 144 exemption from registration could become available for resale of the Shares or Warrant Shares would be after the Purchaser has paid for and held such shares for one year.

         7. RELIANCE. The Purchaser understands and agrees that the Issuer and its officers, directors, employees and agents may, and will, rely on the accuracy of the Purchaser's representations and warranties in this agreement to establish compliance with applicable securities laws. The Purchaser agrees to indemnify and hold harmless all such parties against all losses, claims, costs, expenses and damages or liabilities which they may suffer or incur caused or arising from their reliance on such representations and warranties.

         8.       MISCELLANEOUS.

                  8.1 SURVIVAL. The representations and warranties made in this agreement shall survive the closing of the transactions contemplated by this agreement.

                  8.2 ASSIGNMENT. This agreement is not transferable or assignable.

                  8.3 EXECUTION AND DELIVERY OF AGREEMENT. The Issuer shall be entitled to rely on delivery by facsimile transmission of an executed copy of this agreement, and acceptance by the Issuer of such facsimile copy shall create a valid and binding agreement between the Purchaser and the Issuer.

                  8.4 TITLES. The titles of the sections and subsections of this agreement are for the convenience of reference only and are not to be considered in construing this agreement.

                  8.5 SEVERABILITY. The invalidity or unenforceability of any particular provision of this agreement shall not affect or limit the validity or enforceability of the remaining provisions of this agreement.

                  8.6 ENTIRE AGREEMENT. This agreement constitutes the entire agreement and understanding between the parties with respect to the subject matters herein and supersedes and replaces any prior agreements and understandings, whether oral or written, between them with respect to such matters.

                  8.7 WAIVER AND AMENDMENT. Except as otherwise provided herein, the provisions of this agreement may be waived, altered, amended or repealed, in whole or in part, only upon the mutual written agreement of the Purchaser and the Issuer.

                  8.8 COUNTERPARTS. This agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

                  8.9 GOVERNING LAW. This agreement is governed by and shall be construed in accordance with the laws of the State of California.


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                  8.10     BUSINESS OPPORTUNITY MATTERS.

                           (a)      Issuer and Purchaser  acknowledge  and
agree that neither Purchaser nor any of its affiliates shall be expressly or implicitly restricted or proscribed pursuant to this agreement, the relationship that exists between Purchaser and Issuer or otherwise, from engaging in any type of business activity or owning an interest in any type of business entity, regardless of whether such business activity is (or such business entity engages in businesses that are) in direct or indirect competition with the businesses or activities of Issuer or any of its affiliates. Without limiting the foregoing, Purchaser and Issuer acknowledge and agree that (i) neither Issuer nor its affiliates nor any other person shall have any rights, by virtue of this agreement, the relationship that exists between Purchaser and Issuer or otherwise, in any business venture or business opportunity of Purchaser or any of its affiliates, and neither Purchaser nor its affiliates shall have any obligation to offer any interest in any such business venture or business opportunity to Issuer, any affiliates of Issuer or any other person, or otherwise account to any of such persons in respect of any such business ventures, (ii) the activities of Purchaser or any of its affiliates that are in direct or indirect competition with the activities of Issuer or any of its affiliates are hereby approved by Issuer, and (iii) it shall be deemed not to be a breach of any fiduciary or other duties, if any, whether express or implied, that may be owed by Purchaser or its affiliates to the Issuer or its affiliates for Purchaser to permit itself or one of its affiliates to engage in a business opportunity in preference over or to the exclusion of Issuer, its affiliates or any other person.

                           (b)      Neither  Issuer  nor its  affiliates
shall enter into any "area of mutual interest" agreement or similar agreement that could or would have the effect of binding Purchaser or any of its affiliates or their respective properties.

                           (c) For purposes of this Section 8.10, the term
"affiliate," when used to refer to affiliates of Purchaser, shall exclude Issuer and its affiliates.


                       [REST OF PAGE INTENTIONALLY BLANK]


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         IN WITNESS WHEREOF, the parties hereto have duly executed this agreement as of the date first above mentioned.

THE "ISSUER"                          THE "PURCHASER"

MGPX VENTURES, INC.
                                      Kenneth R. Peak
                                      Name of Purchaser (please type or print)

By:/s/ KENNETH R. PEAK
   ----------------------------
      Kenneth R. Peak                 /s/ KENNETH R. PEAK
                                      -------------------------------
                                      Signature and, if applicable, title of
                                      person signing

                                      1,000,000
                                      Number of Units subscribed for

                                      $100,000
                                      Total Purchase Price


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